Exhibit 5.1

GUNDERSON DETTMER STOUGH VILLENEUVE

FRANKLIN & HACHIGIAN, LLP

1200 Seaport Boulevard

Redwood City, CA 94063

April 3, 2012

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hansen Medical, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2012, relating to the offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of: (a) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (b) debt securities of the Company (the “Debt Securities”), and/or (c) warrants to purchase Common Stock, Debt Securities, or any combination thereof (“Warrants”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering. The Common Stock and Warrants are collectively referred to herein as the “Securities.”

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In rendering this opinion, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and the truthfulness of the representations made in certificates of public officials and officers of the Company. We have also assumed that the Warrant Agreement (as defined below) will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms. We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and related Prospectus Supplement (as defined below) and in accordance with such Board action, then such shares of Common Stock will be validly issued and the Common Stock will be fully paid and nonassessable.

2. With respect to the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement, and (d) the Warrants have been issued and sold in the manner contemplated by the Registration Statement and related Prospectus Supplement and in accordance with the applicable Warrant Agreement that has been filed with the Commission in accordance with applicable rules related thereto, then the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto will be effective under the Securities Act, a prospectus supplement to the Prospectus forming a part of the Registration Statement (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of such

Security will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company. Our opinions in paragraph 2 are also subject to additional qualifications which may be relevant to the applicable Warrant Agreement upon our review of such Warrant Agreement as filed with the Commission.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware and the laws of the State of California. This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP